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                                 Exhibit 22.1

                            PRINCIPAL SUBSIDIARIES

                                                                    Place of
Subsidiary                                                          Registration
----------                                                          ------------

Difco Limited                                                       England

      Alliance Resources (Delaware), Inc.                           Delaware

             LaTex Resources, Inc.                                  Delaware

                   LaTex Petroleum Corporation                      Delaware

                   Germany Oil Company                              Delaware

             Alliance Resources Group, Inc.                         Delaware

                   Alliance Resources (USA), Inc.                   Delaware

                   Source Petroleum, Inc.                           Delaware